Exhibit 99.2

                        [First Look Media Logo Omitted]

                FIRST LOOK MEDIA CLOSES $8.05 MILLION INVESTMENT
                             BY SEVEN HILLS PICTURES

                         FORMS JOINT VENTURE P & A FUND

NEW YORK, NY and LOS ANGELES, CA - June 26, 2002 - First Look Media, Inc. (OTC
BB: FRST, www.firstlookmedia.com), a diversified entertainment company, today announced that it has closed the transaction announced on May 20, 2002 whereby Seven Hills Pictures, LLC, a privately owned company controlled by Reverge Anselmo, has provided more than $8.0 million in new capital to First Look to expand its U.S. theatrical, video and DVD distribution operations.

As previously announced, Seven Hills invested $6,050,000 in cash in exchange for 2,630,434 shares of common stock, at a price of $2.30 per share. Seven Hills also received warrants to purchase up to an additional 1,172,422 shares of common stock at an exercise price of $3.40 per share, expiring five years from closing. Additionally, First Look and Seven Hills formed a new joint venture company that will provide P & A funds (marketing and distribution funds) for the theatrical release of motion pictures selected by either Seven Hills Pictures or First Look Media on an alternating basis. Seven Hills funded First Look's $2,000,000 capital contribution to the joint venture company pursuant to a convertible promissory note of First Look and the joint venture company due in six years. Seven Hills also funded its $2,000,000 capital contribution to the joint venture company. Under the joint venture, motion pictures produced by Seven Hills will be released in the U.S. by First Look Pictures (using funds provided by the joint venture), and foreign sales will be handled by Overseas Filmgroup, the international sales operation of First Look Media.

First Look Media, Inc. is a fully integrated multimedia company with four divisions specializing in worldwide independent film distribution, theatrical and video releasing in the U.S. and commercial production.

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FIRST LOOK MEDIA CLOSES SEVEN HILLS INVESTMENT, 6/26/02   page 2 of 2

This press release includes forward-looking statements that involve risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward looking statements, including, but not limited to, quarterly and annual fluctuations in results of operations, the unpredictability of audience acceptance of any particular motion pictures, the highly speculative and inherently risky and competitive nature of the motion picture industry, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2001. As the motion picture business and the Company's operations are subject to numerous uncertainties, including, among other things in addition to the forgoing factors, the financing requirements of various film projects, competition from companies within the motion picture industry and in other entertainment media (many of which have significantly greater financial and other resources than the Company), and the release schedule of competing films, no assurance can be given that the Company's acquisition, production, financing and distribution goals and strategies (including as described herein) will be achieved. Actual results may differ materially from management expectations expressed in any forward-looking statements.

CONTACT:
Company                                      Investor Relations
William F. Lischak                           Robert Rinderman, Catherine DiTuri
COO and CFO                                  Jaffoni & Collins
First Look Media, Inc.                       212/835-8500
310/855-1475                                 FRST@jcir.com
wlischak@firstlookmedia.com



Seven Hills Pictures
Tori Belbruno
Rogers & Cowan
310/201-8852
tbelbruno@shandwick.com

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